Exhibit 99.1

Forward-Looking Statements This presentation may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, the risks of entering into and operating in the cryptocurrency mining business, the early stage of our cryptocurrency mining business and our lack of operating history in such business, the capacity of our bitcoin mining machines and our related ability to purchase power at reasonable prices, the ability to finance our cryptocurrency mining business, our ability to acquire new accounts in our specialty finance business at appropriate prices, the need for capital, our ability to hire and retain new employees, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations. For additional disclosure regarding risks faced by LM Funding America, Inc., please see our public filings with the Securities and Exchange Commission, available on the Investor Relations section of our website at www.lmfunding.com and on the SEC's website at www.sec.gov. © 2022 LM Funding America, Inc. All Right Reserved.

Investment Highlights Nasdaq Listed Specialty Finance Company with a focus on Bitcoin Mining Continuing to execute on Bitcoin mining strategy; currently on track for 5,446 miners operational by end of 2022 with an anticipated capacity of approximately 544 petahash Offering incorporated non-profit community associations a variety of financial products customized to each association’s financial needs Providing investors the opportunity to participate in the potential upside of being a special purpose acquisition company (SPAC) principal/sponsor Strong balance sheet: $17M cash, $24.4M investment in Bitcoin miners, $17.4M investment in SPAC-LMAO, $70M total assets, and no long-term debt at June 30, 2022

LM Funding America Inc. Opportunities Specialty Finance & Association Collections Bitcoin Mining Special Purpose Acquisition Company Direct ownership and financial sponsor

LM Funding America: Our Management Bruce Rodgers, Founder, Chief Executive Officer & President Mr. Rodgers brings to the Company considerable experience in business, management and law Previously, he owned Business Law Group, P.A. and served as counsel to the founders of LM Funding, LLC, the company’s predecessor and wholly-owned subsidiary, where he was instrumental in developing the Company’s business model. He was previously a partner at Foley & Lardner LLP Mr. Rodgers holds an Engineering Degree from Vanderbilt University and a Juris Doctor, with honors, from the University of Florida Richard Russell, Chief Financial Officer Mr. Russell brings over 25 years of financial and accounting skills, including public companies, with a focus on reporting, auditing, M&A, risk management, and CFO and controller services Previously, he served as Chief Financial Officer for Mission Health Communities and in a variety of senior financial roles for Cott Corporation Mr. Russell earned his Bachelor of Science in Accounting and a Master’s in Tax Accounting from the University of Alabama, and an M.B.A. in Business Administration from the University of Tampa

Bitcoin Mining Strategy Access to lower cost capital as a public company Wholesale purchase of miners directly from the manufacturer Secure latest generation of miners at the lowest possible cost Every miner owned uses less than 30 joules per terahash Commodity driven Contract with best-in-class providers Minimize Operational Risk and Market Volatility Risk Low Cost of Capital Purchase Bitcoin Mining Machines direct from Manufacturers Host Bitcoin Machines with Best-in-Class Providers

Current Cryptocurrency Environment According to a JP Morgan note1, Bitcoin ’s volatility in relation to gold has declined modestly, suggesting a “fair value” of $38,000 for the cryptocurrency and implying “significant upside for digital assets” The token has fallen sharply as demand for tech investments has weakened in response to rising interest rates and a deteriorating macro-outlook, with a potential recession on the horizon in the U.S. Bitcoin production cost is currently sitting at $13,000, down from $24,000 at the beginning of June 2022 The drop in the production cost estimate is almost entirely due to a decrease in electricity use as per data from the Cambridge Bitcoin Electricity Consumption Index as miners try to maintain profitability by deploying more efficient mining rigs (1) JP Morgan note published by Nikolaos Panigirtzoglou on May 25,2022

Asset Acquisition Strategy Volatility in the market has created significant opportunities to acquire distressed mining assets at attractive prices Contract to purchase mining machines with the current supplier includes variable pricing pegged in part to the price of Bitcoin Since contracting to purchase these machines, a decline in the price of Bitcoin has created more than $7 million in rebate credits which could potentially improve return on investment on these machines Plan to maintain a disciplined approach of opportunistically purchasing and cost-effectively operating Bitcoin mining machines in order to maximize long-term shareholder value

Bitcoin Operational Activities Received approximately $7M in credits for 2021 orders for 5,046 machines 2,700 Bitcoin S19J Pro machines in place with Compute North, a multi-state data hosting company On track to have 5,446 Bitcoin S19J Pro machines operational by the end of 2022, which would provide capacity of approximately 544 petahash Expect the 5,446 Bitcoin machines, once fully operational, to generate approximately 800 Bitcoins on an annualized basis based on difficulty as of September 6, 2022 Recent shift in focus towards Bitcoin mining is expected to transform the Company over the coming quarters and for years to come

The Company began in 2008 with a focus on specialty finance – providing funding to nonprofit community associations primarily located in the state of Florida Offer incorporated nonprofit community associations a variety of financial products customized to each association’s financial needs Provide funding against delinquent accounts in exchange for a portion of the proceeds collected from the account debtors of the association Specialty Finance & Association Collections

On January 28, 2021, LMF Acquisition Opportunities, Inc. (NASDAQ:LMAO), a special purpose acquisition company organized by the Company, announced the closing of an initial public offering LMF Acquisition Opportunities sold an aggregate of 10,350,000 Units at a price of $10.00 per unit, resulting in total gross proceeds of $103.5 million Upon the successful completion of a business combination by LMF Acquisition Opportunities, the proforma ownership of the new company will vary depending on the business combination terms On April 21, 2022, LMF Acquisition Opportunities entered into an agreement and plan of merger with SeaStar Medical, Inc. LMFA’s value of investment in SPAC-LMAO at June 30, 2022, was $17.4 million SPAC: LMF Acquisition Opportunities, Inc.

Overview of SeaStar Medical SeaStar Medical Innovative Acute Kidney Injury (“AKI”) Treatment Near-Term Commercial Opportunity in Pediatric AKI upon Approval under HDE* Adult AKI Pivotal Trial Interim Results Currently Expected in Late 2023 SeaStar Medical is a medical technology company developing proprietary solutions to reduce the consequences of hyperinflammation on vital organs with an innovative immunomodulatory platform for pediatric and adult acute kidney injury (“AKI”), as well as other programs for acute and chronic inflammations, including conditions associated with Covid-19 Anticipated market for Acute Kidney Injury is estimated to be in excess of $3 billion in the United States alone by 2026** **Source: Coherent Market Insights *HDE: Human Device Exemption

SeaStar Medical Transaction - Update SeaStar Medical Continue to work toward the proposed merger of LMF Acquisition Opportunities with SeaStar Medical Based on the status of the pending merger, reassessed the value of LMF Acquisition Opportunities as of June 30, 2022, recalculated the fair value of the Company’s interest, and recognized an unrealized gain on securities of $12.2M for the three months ended June 30, 2022 Working toward a planned closing of the proposed transaction in the second half of 2022 The transaction contemplates an enterprise value of approximately $85M for SeaStar Medical

Financials

Investment Highlights Nasdaq Listed Specialty Finance Company with a focus on Bitcoin Mining Continuing to execute on Bitcoin mining strategy; currently on track for 5,446 miners operational by end of 2022 with an anticipated capacity of approximately 544 petahash Offering incorporated non-profit community associations a variety of financial products customized to each association’s financial needs Providing investors the opportunity to participate in the potential upside of being a special purpose acquisition company (SPAC) principal/sponsor Strong balance sheet: $17M cash, $24.4M investment in Bitcoin miners, $17.4M investment in SPAC-LMAO, $70M total assets, and no long-term debt at June 30, 2022

Contact Us LM Funding Contact: Bruce M. Rodgers, Esq. 866.235.5001 investors@LMFunding.com www.lmfunding.com